Exhibit 10.1
Form of Non-Incentive Stock Option Agreement (2010)
OM GROUP, INC.
2007 INCENTIVE COMPENSATION PLAN
STOCK OPTION AGREEMENT
          THIS STOCK OPTION AGREEMENT (“Agreement”), dated as of                      (being the date this option is granted) by and between OM GROUP, INC. (“Company”), and                      (“Participant”).
          WHEREAS, the Company maintains the 2007 Incentive Compensation Plan (the “Plan”) for the purpose of (i) motivating key personnel by means of incentive compensation, (ii) furthering the identity of interests of participants with those of the stockholders of the Company through ownership and performance of the common stock of the Company, and (iii) permitting the Company to attract and retain key personnel and directors whose judgment is important to the successful conduct of the business of the Company; and
          WHEREAS, pursuant to the terms of the Plan, the Compensation Committee may grant stock option awards to key personnel of the Company and its subsidiaries and non-employee directors of the Company; and
          WHEREAS, pursuant to the terms of the Plan, the terms, conditions and restrictions of each stock option award are to be set forth in an award agreement; and
          WHEREAS, the Compensation Committee has determined that it is appropriate to grant Participant an award under the Plan on the terms, conditions and restrictions provided in this Agreement.
          NOW, THEREFORE, the Company and the Participant agree as follows:
          Section 1. Grant of Option. The Company hereby grants to the Participant the option of purchasing the number of shares of common stock of the Company at the option exercise price and subject to the terms and conditions set forth in this Agreement.
          Section 2. Number of Shares Subject to the Option. The aggregate number of shares of common stock purchasable is                     .
          Section 3. Option Exercise Price. The option exercise price is $                     per share.
          Section 4. Vesting and Exercise. Except as otherwise provided in Sections 5, 6, 7, 8, 9, 10 and 12, the option rights granted under this option shall vest and become exercisable in three equal installments on the first, second and third annual anniversaries of the date of this option grant as set forth above.

     Section 5. Accelerated Vesting upon Change in Control.
     This option shall become exercisable as to all of the shares subject to this option upon the occurrence of any Change in Control (as defined in the Plan) of the Company occurring within the option period specified in Section 11.
     Section 6. Accelerated Vesting upon Retirement.
     In the event the Participant ceases to be employed by the Company or any of its subsidiaries by reason of such individual’s retirement in accordance with any retirement plan or policy of the Company or any of its subsidiaries, this option shall vest and become fully exercisable to the extent not otherwise exercisable at the time of such retirement, and the Participant may exercise this option at any time within the five-year period following such retirement (but only within the option period specified in Section 11).
     Section 7. Accelerated Vesting upon Death.
     If the Participant shall die while employed by the Company or any of its subsidiaries or while serving as a non-employee director of the Company, this option shall vest and become fully exercisable to the extent not otherwise exercisable at the time of death, and the person entitled by will or the applicable laws of descent and distribution may exercise this option at any time within the three-year period following the Participant’s death (but only within the option period specified in Section 11).
     Section 8. Accelerated Vesting upon Cessation of Employment or Directorship due to Disability.
     If the Participant ceases to be employed by the Company or any of its subsidiaries or ceases to be a non-employee director of the Company, in either case due to the disability of the Participant, this option shall vest and become fully exercisable to the extent not otherwise exercisable at the time of such cessation of employment, and the Participant may exercise this option at any time within the three-year period following the date of the Participant’s cessation of employment or non-employee directorship (but only within the option period set forth in Section 11).
     Section 9. Exercisability upon Death after Cessation of Employment or Directorship due to Retirement or Disability.
     If the Participant shall die following the cessation of employment with the Company or any of its subsidiaries or the cessation of serving as a non-employee director but within the period provided for in Section 6 or 8, as applicable, this option shall remain fully exercisable for the period set forth in the applicable Section 6 or 8, and the person entitled by will or applicable laws of descent and distribution may exercise this option at any time within such applicable period following the Participant’s death (but only within the option period set forth in Section 11).

          Section 10. Exercisability upon Other Cessation of Employment or Non-employee Directorship.
          If the Participant ceases to be employed by the Company or any of its subsidiaries or ceases to be a non-employee director, in either case for any reason other than retirement, death or disability, the Participant may exercise this option at any time within the three-month period following such cessation of employment or non-employee directorship (but only within the option period specified in Section 11), to the same extent the Participant was entitled to exercise this option immediately prior to such cessation of employment or non-employee directorship.
          Section 11. Option Period. Notwithstanding any other provisions of this Agreement, this option shall not be exercisable after                     .
          Section 12. Forfeiture upon Termination due to Violation of the Code of Conduct and Ethics.
          Notwithstanding any other provisions of this Agreement, if the Participant’s employment with the Company or any of its subsidiaries is terminated on account of a violation of the Company’s Code of Conduct and Ethics, this option shall be forfeited upon such termination to the full extent not exercised at the time of such termination.
          Section 13. Transferability.
          This option is not transferable by the Participant otherwise than by will or by the laws of descent and distribution, and is exercisable, during the lifetime of the Participant, only by the Participant or the Participant’s guardian or legal representative, provided that a transfer, assignment or division of the Participant’s rights and interests under this option may be made to a spouse or former spouse in accordance with a domestic relations order or comparable order applicable to the Participant, in which event such transferred, assigned or divided rights and interests shall remain subject to the provisions of this Agreement. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this option or the related option rights contrary to the provisions of this Agreement, or upon the levy of any attachment or similar process upon such option or rights, such option and rights shall immediately become null and void.
          Section 14. Prevented Exercise.
          If the Participant’s exercise of this option is prevented by the terms of subsections (a), (b) or (c) of Section 18 and the Participant’s option terminates pursuant to Section 6 or 8, then the Participant may, notwithstanding the provisions of Section 6 or 8 but only within the period set forth in Section 11, exercise such option to the extent it would have been exercisable immediately prior to its termination but for the operation of Section 18 at any time within 30 days after such Participant is notified by the Company that such exercise is no longer prevented by Section 18.
          Section 15. Adjustments upon Changes in Capitalization.
          In the event that at any time prior to the expiration of this option each of the outstanding shares of common stock of the Company (except shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then for all purposes of this option there shall be substituted for each share of common stock purchasable under this option the number and kind of shares of stock or other securities into which each such share of common stock of the Company shall be so changed, or for which each such share shall be so exchanged, and the shares or securities so substituted for each such share of common stock shall be subject to purchase at an appropriately adjusted option exercise price and subject to the terms and conditions of this Agreement.
          In the event that the Company shall issue a stock dividend in common stock with respect to the common stock of the Company, the number of shares then purchasable under this option shall be adjusted by adding to each such share the number of shares that would have been distributed as a stock dividend on such share had such share been outstanding on the record date for payment of the stock dividend, and each such share together with said additional shares shall be purchasable at the option exercise price as above provided and as may be appropriately adjusted.
          In the event that there shall be any other change in the number or kind of outstanding shares of common stock or other securities of the Company, or of any shares of stock or other securities into which such shares of common stock shall have been changed or for which they shall have been exchanged, or the Company shall make an Extraordinary Distribution (as defined in the Plan) or a Pro Rata Repurchase (as defined in the Plan), then the Compensation Committee shall make such adjustment in the number or kind of shares of stock or other securities covered by this option and in the number or kind of shares of stock or other securities subject to purchase at the option exercise price as above provided and with any such adjustment in the option exercise price to reflect the effect of such Extraordinary Distribution or Pro Rata Repurchase as the Compensation Committee, in its sole discretion, may determine is equitably required by such change, and such adjustment so made shall be effective and binding for all purposes of this option.
          Notwithstanding anything to the contrary contained in this Agreement, the Participant shall not be entitled to purchase a fraction of a share under this option.
          Section 16. Certain Rights upon the Liquidation, Dissolution, Merger or Consolidation of the Company.
          If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation with respect to which the Company shall not be the surviving corporation, the Company shall give written notice to the Participant at least 30 days prior to such event. The Participant shall have the right within said 30-day period (but only within the period specified in Section 11) to exercise this option to the extent such Participant was entitled to exercise the option on the date of the notice; provided, however, that if the Participant is employed by the Company or is a non-employee director of the Company on the date of the notice, then notwithstanding the provisions of Section 4, the Participant shall have the right to exercise this option in full to the extent not previously exercised. To the extent that this option shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, then notwithstanding any other provisions of this Agreement, this option shall terminate on said date, unless it is assumed by another corporation within the meaning of Section 424(a) of the Internal Revenue Code of 1986, as amended.

          Section 17. Manner of Exercise.
          Subject to the terms and conditions of this Agreement, this option shall be exercised in whole or in part by delivering to the Company at its principal place of business a written notice, signed by the person entitled to exercise the option, of the election to exercise the option and stating the number of shares to be purchased. Such notice shall, as an essential part, be accompanied by the payment of the full option exercise price of the shares then to be purchased, except as provided below. Payment of the full option exercise price may be made, at the election of the Participant, in (a) cash, (b) common stock of the Company, or (c) any combination of cash or common stock of the Company. A Participant using common stock of the Company to pay the purchase price of shares being purchased may do so either by actual delivery of share certificate(s) for such common stock or by attesting as to the ownership of such common stock. Shares of common stock used in payment of the purchase price shall be valued at their closing price on the New York Stock Exchange on the trading day immediately preceding the date of exercise. The Participant may elect to pay the purchase price upon the exercise of this option by authorizing a third party to sell all the shares (or a sufficient portion of the shares) acquired upon the exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise. Upon the proper exercise of this option, the Company shall issue in the name of the person exercising the option, and deliver to such person, a certificate or certificates for the shares purchased, provided that if any applicable law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance of such shares, the date of delivery of the shares shall be extended for the period necessary to take such action. The Participant agrees that as holder of this option, the Participant shall have no rights as a stockholder or otherwise in respect of any of the option shares until the option is effectively exercised as provided in this Agreement. The Participant agrees to pay in cash, within the time period specified by the Company, the amount (if any) required to be withheld for federal, state and local tax purposes on account of the exercise of the option or to make such arrangements to satisfy such withholding requirements as the Company deems appropriate.
          Section 18. Compliance with Laws.
          This option shall not be exercisable if such exercise would violate:
(a)	Any applicable state securities law;

(b)	Any applicable registration or other requirements under the Securities Act of 1933, as amended (the “Act”), the Securities Exchange Act of 1934, as amended, or applicable listing requirements of any stock exchange; or

(c)	Any applicable legal requirement of any other governmental authority.
          The Company agrees to make reasonable efforts to comply with the foregoing laws and requirements so as to permit the exercise of this option. Furthermore, if a registration statement with respect to the shares to be issued upon the exercise of this option is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Act, the Company may require, as a condition to its issuance and delivery of certificates for the shares, the delivery to the Company of a commitment in writing by the person exercising the option that at the time of such exercise it is such person’s intention to acquire such shares for such person’s own account for investment only and not with a view to, or for resale in connection with, the distribution thereof; that such person understands the shares may be “restricted securities” as defined in Rule 144 of the Securities and Exchange Commission; and that any resale, transfer or other disposition of said shares will be accomplished only in compliance with Rule 144, the Act, and any other applicable rules and regulations under the Act. The Company may place on the certificates evidencing such shares an appropriate legend reflecting such commitment and the Company may refuse to permit transfer of such certificates until it has been furnished evidence satisfactory to it that no violation of the Act or the rules and regulations under the Act would be involved in such transfer.
          Section 19. Relationship to the Plan.
          This Agreement is subject to the terms of the Plan. If there is any inconsistency between this Agreement and the Plan, the Plan shall govern. Nothing in this Agreement shall interfere with or affect the rights of the Company or the Participant under any employment agreement or confer upon the Participant any right to continued employment or directorship with the Company.
          IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate as of the day and year first above written.

“PARTICIPANT”	OM GROUP, INC.

By:	By:

Title:	Title: